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                                                                    EXHIBIT 21
                                                                    ----------

                        SUBSIDIARIES OF EKCO GROUP, INC.

     The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation, which is majority-owned:


                                            Jurisdiction of
Subsidiary Name                             Incorporation
---------------                             ---------------

OPERATING SUBSIDIARIES

Aspen Pet Products, Inc.                    Delaware

B. VIA International Housewares, Inc.       Delaware

Cleaning Specialty Co.                      Tennessee

EKCO Canada Inc.                            Ontario, Canada

EKCO Cleaning, Inc.                         Massachusetts

EKCO Distribution of Illinois, Inc.         Delaware

EKCO International Housewares Limited       United Kingdom

EKCO International, Inc.                    Delaware

EKCO Housewares, Inc.                       Delaware

EKCO Manufacturing of Ohio, Inc.            Delaware

Woodstream Corporation                      Pennsylvania

Wright-Bernet, Inc.                         Ohio


INACTIVE SUBSIDIARIES

APP Holding Corporation                     Delaware

Delhi Manufacturing Corporation             Delaware

EKCO Capital Enterprises, Inc.              Delaware

EKCO Wood Products Co.                      Delaware

Fenwick                                     California

FPI, Inc.                                   Washington

Trappe of Aspen, Inc.                       Pennsylvania